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                                                                    EXHIBIT 10.2

                               AMENDMENT NO. 2 TO
                    SHAREHOLDERS AGREEMENT FOR THE EUROPE JVC

This Amendment No. 2 to the Shareholders Agreement for the Europe JVC dated as of June 14, 1999 ("EUROPE SHAREHOLDERS AGREEMENT") is dated as of July 15, 2004 ("AMENDMENT NO. 2") and is by and between The Goodyear Tire & Rubber Company, a company organized and existing under the laws of the State of Ohio of The United States of America ("GOODYEAR"), Goodyear S.A., a company organized and existing under the laws of the Republic of France, Goodyear S.A., a company organized and existing under the laws of the Grand Duchy of Luxembourg, Goodyear Canada Inc., a company organized and existing under the laws of the Province of Ontario of Canada and Sumitomo Rubber Industries, Ltd., a company organized and existing under the laws of Japan ("SRI").

WITNESSETH:

         WHEREAS, SRI and Goodyear have agreed, pursuant to the terms of an agreement dated March 3, 2003 (the "AGREEMENT"), to make certain amendments to the Alliance Agreements.

         WHEREAS, in accordance with the terms of the Agreement, the Parties desire to amend certain provisions of the Europe Shareholders Agreement.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.       MATERIAL COURT PROCEEDINGS

         The Parties hereby amend Article III of the Europe Shareholders Agreement by inserting a new Article 3.6A (immediately after Article 3.6) in the following terms:

         "3.6A Material Court Proceedings. Without prejudice to any of the other provisions of this Shareholders Agreement, the Company shall not take any material court proceedings unless the Company has consulted SRI in good time before taking such action. The Board of Directors of the Company shall ensure that each Person to whom the powers of the Board are granted, delegated or otherwise conferred in accordance with this Shareholders Agreement (including, without limitation, Articles 4.12, 4.13, 4.14, 4.17, 4.19, and 4.22 hereof) is made aware of and instructed to act in a manner consistent with the provisions of this
         Article 3.6A."


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2.       TARGET MARKET SHARES

         The Parties hereby amend Article 9.6 of the Europe Shareholders Agreement so as to delete the current text thereof and restate such Article as follows:

         "9.6 Brand Policies. The Europe JVC will promote the market profile of both the Goodyear European Trademarks and the SRI European Trademarks. The Europe JVC will seek to maintain and enlarge the sales of tires under the Goodyear European Trademarks and of tires sold under the SRI European Trademarks in both the OEM market and in the replacement market.

         The target market shares for sales penetration of Dunlop-branded passenger car and light truck tires sold by the Europe JVC to automotive OEMs in the European Territory are as follows:

         (a)    in 2006, at least 15.30%; and

         (b) in any period of five consecutive calendar years commencing January 1, 2007, at least 15.30%,

         and for purposes of this Article 9.6 OEM sales shall be defined by the European Rubber Manufacturers Council, as adjusted by information from third party sources as the Parties may from time to time agree.

         The target market shares for sales penetration for Dunlop-branded passenger car and light truck tires sold by the Europe JVC in the replacement market in the European Territory are as follows:

         (a)    in 2006, at least 7.50%; and

         (b) in any period of five consecutive calendar years commencing January 1, 2007, at least 7.50%,

         and for the purposes of this Article 9.6 replacement sales shall be defined by the European Rubber Manufacturers Council, as adjusted by information from third party sources as the Parties may from time to time agree.

         The Parties confirm that the failure to attain any of the target market shares in this Article 9.6 shall not constitute a breach of or be the basis for any penalty under any of the Alliance Agreements."

3.       AMENDMENT OF NON-COMPETE PROVISIONS

         The Parties hereby amend Article 9.9(i) of the Europe Shareholders Agreement so as to delete the final sentence thereof (beginning "For the avoidance of doubt" and ending "by either of those companies") and to insert in its place the following:


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         "The Parties confirm that, subject to Article XII of the Umbrella
         Agreement, the restrictions in this Article 9.9 shall not affect the sale by SRI or any of its Affiliates of tires under the "Ohtsu" or "Falken" trademarks, or the sale by Sumitomo Corporation of tires under the "Sumitomo" trademark or any other trademark owned or held by Sumitomo Corporation".

4.       GENERAL

         4.1 The Parties hereby amend the Europe Shareholders Agreement to give effect to the provisions of this Amendment No. 2 but in all other respects the other terms and conditions of the Europe Shareholders Agreement shall continue without change.

         4.2 The Parties hereby acknowledge that expressions used in this Amendment No. 2 will have the same meanings as are ascribed thereto in the Europe Shareholders Agreement unless otherwise specifically defined herein.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 2 to the Europe Shareholders Agreement to be duly executed as of July 15, 2004.

                         THE GOODYEAR TIRE & RUBBER COMPANY


                         By: /s/ J. M. Gingo
                             -----------------------------------------------
                                  J. M Gingo

                         Title:   Executive Vice President
                                  Quality Systems and
                                  Chief Technical Officer

                         Attest:  /s/ Anthony E. Miller
                                 -------------------------------------------
                                  Anthony E. Miller
                         Title:   Assistant Secretary

                         GOODYEAR S.A.,
                         a French corporation

                         By: /s/ Philippe P. Degeer
                             -----------------------------------------------
                                  Philippe P. Degeer
                         Title:   Chairman of the Board

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                         GOODYEAR S.A.,
                         a Luxembourg corporation

                         By: /s/ Michael J. Roney
                             -----------------------------------------------
                                  Michael J. Roney
                         Title:   President of the Board of Directors

                         By: /s/ Hermann Lange
                             -----------------------------------------------
                                  Hermann Lange
                         Title:   Finance Director

                         GOODYEAR CANADA INC.

                         By: /s/ J. S. Coulter
                             -----------------------------------------------
                                  J. S. Coulter
                         Title:   President

                         By: /s/ R. M. Hunter
                             -----------------------------------------------
                                  R. M. Hunter
                         Title:   Assistant Secretary

                         SUMITOMO RUBBER INDUSTRIES, LTD.

                         By: /s/ Ryochi Sawada
                             -----------------------------------------------
                                  Ryochi Sawada
                         Title:   Representative Director and
                                  Executive Director

                         Attest: /s/ Makoto Teshima
                                 -------------------------------------------
                                  Makoto Teshima
                         Title:   General Manager, Legal Department



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